UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                  --------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 9, 2006


                              SONOMA COLLEGE, INC.
                              --------------------
               (Exact name of Company as specified in its charter)


         CALIFORNIA                    333-120671               68-0290784
         ----------                    ----------               ----------
(State or other jurisdiction           (Commission             (IRS Employer
      of incorporation)                File Number)          Identification No.)


              304 South Point Blvd., Suite 280, Petaluma, CA 94954
              ----------------------------------------------------
               (Address of principal executive offices) (Zip Code)


         Company's telephone number, including area code (707) 283-0800


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Effective August 9, 2006, the Company closed on the first tranche of a financing transaction with a group of private investors ("Investors") in the amount of $250,000. The financing transaction provides for two

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tranches, each in the amount of $250,000, for a total financing of $500,000. The second traunch will be consummated upon the effective date of a registration statement to be filed with the Securities and Exchange Commission by the Company with respect to the shares underlying the conversion of the Debentures and the exercise of the Warrants. After deducting commissions and other costs of the first tranche of the offering of $250,000, the Company received proceeds of $208,750. The financing consists of two components: (a) 9% Secured Convertible Debentures of the Company ("Debenture" or "Debentures"), in the principal aggregate amount of $500,000 (two tranches of $250,000 each), due February 8, 2008, such Debentures convertible into shares of the Company's common stock, $0.0001 par value (the "Common Stock") at a per share conversion price at the rate equal to the lesser of: (i) $0.08, subject to adjustment; and (ii) 75% of the average of the 3 lowest closing prices during the 20 trading days immediately prior to the applicable conversion date; and (b) Warrants registered in the name of each Investor with an exercise price of $0.10, subject to adjustment. The Company shall use the net proceeds from the sale of the securities for working capital purposes.

The Debenture shall accrue interest on the principal amount of the Notes at a rate per annum of nine percent (9%) from August 9, 2006 and shall be payable, in arrears, subject to the terms and conditions of the Notes, together with principal amount payments, on August 9, 2008. The Debentures are secured by the assets of the Company and its subsidiaries.

In addition to cash fee and warrants to vFinance Investments, Inc. and its affiliates, for its services as placement agent, the Company also issued 600,000 shares of common stock to vFinance Investments and certain agents the firm.

The offer and sale of the securities above were effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act of 1933, as amended (the "Securities Act") and in Section 4(2) and Section 4(6) of the Securities Act and/or Rule 506 of Regulation D.

The shares of common stock underlying the securities sold in this financing transaction will be registered for resale on a registration statement to be filed by the Company in accordance with terms and conditions a registration rights agreement.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information provided in the first two paragraphs of Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

ITEM 3.02 -- UNREGISTERED SALE OF EQUITY SECURITIES.

The information provided in the first two paragraphs of Item 1.01 of this Current Report is incorporated by reference into this Item 3.02.

The Company issued and sold the Notes and the Warrants to "accredited investors" in transactions exempt from the registration requirements of the Securities Act of 1933, as amended, (the "Act") afforded by the provisions of Section 4(2) of the Act and/or Rule 506 of Regulation D because the offer and sale did not involve a public offering. In its determination of an exemption, the Company relied on representations of the Subscribers that such Subscribers is an "accredited investor," as that term is defined in Rule 501 of Regulation D, and such other representations as are customarily provided.

ITEM 9.01 EXHIBITS.

10.27 Securities Purchase Agreement by and among Sonoma College, Inc., Harborview Master Fund LP and Monarch Capital Fund Ltd. dated August 9, 2006.

10.28 Registration Rights Agreement by and among Sonoma College, Inc., Harborview Master Fund LP and Monarch Capital Fund Ltd. dated August 9, 2006

10.29. Convertible Debenture of Sonoma College, Inc. in favor of Harborview Master Fund LP dated August 9, 2006.

10.30 Warrant Agreement in favor of Harborview Master Fund LP dated August 9, 2006.

10.31. Convertible Debenture of Sonoma College, Inc. in favor of Monarch Capital Fund Ltd. dated August 9, 2006.

10.32 Warrant Agreement in favor of Monarch Capital Fund Ltd. dated August 9, 2006.

99.1.    Press Release of Sonoma College, Inc. dated August 14, 2006.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2006

                                     SONOMA COLLEGE, INC.
                                     (Registrant)


                                     By: /s/Charles D. Newman
                                         --------------------
                                         Charles D. Newman
                                         Chairman  of the Board, Chief Executive
                                         Officer and President